Exhibit 10.1

SUB-SUBLEASE

THIS SUB-SUBLEASE (“Sublease”) is dated for reference purposes only as of October 22, 2024 (“Reference Date”), and is made by and between NewLimit, Inc., a Delaware corporation (“Sublandlord”), and Corvus Pharmaceuticals, Inc., a Delaware corporation (“Subtenant”). Sublandlord and Subtenant hereby agree as follows:

1.Recitals: This Sublease is made with reference to the following facts, intentions and understandings:

A.HMS Gateway Office L.P., predecessor-in-interest to ARE-901/951 Gateway Boulevard, LLC, a Delaware limited liability company (“Master Landlord”), as Landlord, and Theravance, Inc., a Delaware corporation (under its previous name of Advanced Medicine, Inc.), predecessor-in-interest to Prime Sublandlord (as defined below), as Tenant, entered into that certain Lease Agreement, dated as of January 1, 2001 (“Original Lease”), as amended by that certain First Amendment to Lease, dated as of June 1, 2010 (“First Amendment”), and that certain Second Amendment to Lease, dated as of November 13, 2017 (the “Second Amendment”) and, together with the Original Lease and the First Amendment, hereinafter collectively referred to as the (“Master Lease”), with respect to those premises containing approximately 110,428 rentable square (“Master Premises”) comprising the entirety of the building located at 901 Gateway Boulevard, South San Francisco, California 94080 (“Building”). A redacted copy of the Lease is attached to Prime Sublease, which is attached hereto as Exhibit A.

B.Pursuant to that certain Assignment and Assumption of Lease, dated as of May 6, 2014 (“Assignment”), Theravance, Inc. assigned to Theravance Biopharma US, Inc., a Delaware corporation (“Prime Sublandlord”), and Prime Sublandlord assumed from Theravance, Inc., all of Theravance, Inc.’s right, title and interest in and to the Master Lease. Master Landlord consented to the Assignment pursuant to that certain Consent to Assignment dated as of May 6, 2014.

C.Prime Sublandlord, as Sublessor, and Sublandlord, as Sublessee, entered into that certain Sublease, dated May 5, 2022 (“Prime Sublease”), with respect to a portion of the Master Premises containing approximately 78,070 rentable square feet (“Prime Sublease Premises”) comprising of approximately 37,000 rentable square feet comprising the second floor of the Building, approximately 37,000 rentable square feet comprising the third floor of the Building and approximately 4,070 rentable square feet comprising a portion of the vivarium/vivarium support area located on the first floor of the Building. A redacted copy of the Prime Sublease is attached hereto as Exhibit A.

D.Sublandlord desires to sub-sublease to Subtenant, and Subtenant desires to sub-sublease from Sublandlord, a portion of the Prime Sublease Premises pursuant to the terms and conditions set forth below.

2.Sublease Premises: Pursuant to the terms and conditions of this Sublease, Sublandlord hereby sub-subleases to Subtenant, and Subtenant hereby sub-subleases from Sublandlord, that portion of the Prime Sublease Premises consisting of approximately 20,916 square feet (the “Sublease Premises”), comprising of approximately 19,397 square feet on the third (3rd) floor of the Building, and approximately 1,519 square feet on the first (1st) floor of the Building. Subtenant and Sublandlord acknowledge and agree that the measurement for the Sublease Premises and the Prime Sublease Premises are not subject to remeasurement. The Sublease Premises is more particularly described on Exhibit B attached hereto and incorporated by reference herein.

3.Sublease Term:

A.Sublease Term. The term of this Sublease (the “Sublease Term”) shall be for a period of thirty-six (36) months, commencing on the later of (i) the date that the Consent from Master Landlord and Prime Sublandlord is obtained, and (ii) February 1, 2025 (the “Sublease Commencement Date”), and expiring on the last day of the thirty-sixth (36th) full calendar month (together with any partial first month if the Sublease Commencement Date is not the first day of a calendar month) from the Sublease Commencement Date (the “Sublease Expiration Date”), unless this Sublease is sooner terminated pursuant to its terms or the Prime Sublease or Master Lease is sooner terminated pursuant to its terms. If Sublandlord is delayed in delivering possession of the Sublease Premises to Subtenant, Sublandlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Sublease, or the obligations of Subtenant hereunder, or extend the Sublease Term, but in such case, the Sublease Commencement Date shall be delayed until the Sublease Premises have been delivered to Subtenant, and Subtenant shall not be obligated to perform any other obligation of Subtenant hereunder (that requires performance on and after the Sublease Commencement Date) until Sublandlord delivers possession of the Sublease Premises to Subtenant. Once the Sublease Commencement Date has been established, Sublandlord and Subtenant shall execute a commencement date memorandum setting forth the Sublease Commencement Date; provided, however, that the failure to execute such a memorandum shall not affect Sublandlord’s or Subtenant’s liability hereunder.

B.Option to Extend. Subtenant has one option to extend the Sublease Term from the day immediately following the initial Sublease Expiration Date until May 31, 2030 (“Option Term”) upon the same terms and conditions hereof except that the Monthly Base Rent shall be the fair market rent as of the commencement of the Option Term. Sublandlord and Subtenant shall negotiate in good faith to determine the fair market rent for the Option Term for a period of thirty (30) days after the date on which Sublandlord receives Subtenant’s notice to exercise the option, which notice must be given at least nine (9) months but no more than twelve (12) months prior to the Sublease Expiration Date. The term “fair market rent” herein shall mean a rate comprised of (i) the prevailing base rental rate per rentable square foot for comparable Class A laboratory space (“Comparable Space”) (taking into consideration quality of improvements, age, size, location and level and quality of services provided and which space has reached economic stabilization and is not, for any other reason, offering below market rents) in South San Francisco, CA (“Pertinent Market”) and (ii) any escalation of such base rental rate for Comparable Space prevailing in the Pertinent Market. Determination of the fair market rent shall take into account all relevant factors, including the size and financial condition of the tenants or subtenants and the size and location of space and commencement date and term of lease or sublease in Comparable Space in the Pertinent Market. If Sublandlord and Subtenant are unable to agree upon the fair market rent for the Option Term within said 30-day period, then the fair market rent for the Sublease Premises shall be determined as follows: Within twenty (20) days of the expiration of such thirty (30) day period, Sublandlord and Subtenant shall each hire and appoint a commercial real estate broker licensed in California specializing in the field of leasing in comparable buildings in South San Francisco, California, having no fewer than five (5) years’ experience in such field, and recognized as ethical and reputable within the field (each, an “Appraiser”). Each party shall designate its Appraiser by written notice to the other party. If either party shall fail to appoint its Appraiser within the period specified above

(such party referred to hereinafter as the “failing party”), the other party may serve notice on the failing party requiring the failing party to appoint its Appraiser within twenty (20) days of the giving of such notice and if the failing party shall not respond by appointment of its Appraiser within said 20-day period, then the Appraiser appointed by the other party shall be the sole Appraiser whose determination of the fair market rent shall be binding and conclusive upon Subtenant and Sublandlord. Following appointment of the Appraisers, the Appraisers will each submit their estimated fair market rent (a “Fair Market Determination”) to the other. If Appraisers are unable to agree within twenty (20) days of the exchange of fair market rent estimates, then the Appraisers will, within ten (10) business days after such 20-day period, elect an independent third Appraiser (the “Neutral Appraiser”) meeting the qualifications stated above and each of Sublandlord’s and Subtenant’s Appraiser will present the Neutral Appraiser with his or her Fair Market Determination. The Neutral Appraiser shall, within 10 days after appointment, then select which of the two Fair Market Determinations previously submitted by the initial two Appraisers is closest to the fair market rent and shall not have the right to propose a different fair market rent. The Neutral Appraiser must be a person who has not acted in any capacity for either Sublandlord or Subtenant in the immediately prior five (5) years, or their affiliates. Each party shall bear the cost of its own Appraiser, and the cost and expenses of the Neutral Appraiser shall be shared equally by Subtenant and Sublandlord. The fair market rent of the Sublease Premises determined in accordance with the provisions of this paragraph shall be binding and conclusive on Subtenant and Sublandlord.

C.Early Entry. Subject to terms of this Section 3.C, upon the latest of (i) the date Sublandlord obtains the Consent (as defined below) of Master Landlord and Prime Sublandlord to this Sublease, and (ii) Subtenant’s delivery of the Prepaid Rent (as defined below), the Security Deposit and the required insurance certificates to Sublandlord (collectively, the “Deliverables”), Subtenant may access the Sublease Premises prior to the Sublease Commencement Date for the sole purpose of (i) installing its furniture, fixtures and equipment, and (ii) coordinating Subtenant’s move into the Sublease Premises, and in no event shall Subtenant be permitted to conduct business during the Early Entry Period. During the Early Entry Period, Subtenant shall be subject to all of the terms and conditions of this Sublease (including, without limitation, the obligation to deliver any insurance certificates required herein and the indemnity obligations), except that Subtenant shall not be required to pay Base Rent and Subtenant’s Proportionate Share of the Expenses and costs for services provided by Prime Sublandlord pursuant to Section 4.B(iii). Subtenant shall not in any way interfere with the progress or performance of the Subtenant Improvements and Sublandlord shall have the right to impose such additional reasonable conditions on Subtenant’s early entry as Sublandlord deems appropriate. If Sublandlord reasonably determines that early access by Subtenant is an impediment to the progress of the Subtenant Improvements, upon Sublandlord’s request, Subtenant’s early access shall be temporarily suspended until such impediment is cured to Sublandlord’s reasonable satisfaction. The date upon which Sublandlord delivers the Sublease Premises to Subtenant for the early entry period described herein shall be the “Early Entry Date”, and the “Early Entry Period” shall be the period commencing on the Early Entry Date and ending on the day immediately prior to the Sublease Commencement Date. Subtenant shall coordinate such entry into the Sublease Premises with Sublandlord. Subtenant shall indemnify, defend, protect, and hold harmless Sublandlord and the Sublandlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) incurred in connection with or arising from Subtenant’s actions or access to the Sublease Premises pursuant to this Paragraph 3.C. Notwithstanding anything to the contrary, if as of the date that Sublandlord would otherwise deliver the Sublease Premises to Subtenant for early entry, Subtenant has not delivered to Sublandlord the Deliverables, then Sublandlord will have no obligation to deliver the Sublease Premises to

Subtenant, but the failure on the part of Sublandlord to so deliver the Sublease Premises to Subtenant in such event will not serve to delay the occurrence of the Early Entry Date or Sublease Commencement Date, or affect the commencement of Subtenant’s obligations to pay Rent set forth in this Sublease.

4.Rent:

A.Monthly Base Rent. Commencing on the Sublease Commencement Date and continuing throughout the Sublease Term, Subtenant shall pay to Sublandlord monthly base rent (“Monthly Base Rent”) for the Sublease Premises as follows:

Months	Monthly Base Rent
Months 1-12	$33,833.33
Months 13-18	$42,683.33
Months 19-24	$38,350.00
Months 25-36	$47,200.00

As used herein, the word “Month” shall mean the period beginning on the first (1st) day of a month and ending on the last day of that month; provided, however, that “Month 1” shall commence on the Sublease Commencement Date and shall end on the last day of the first (1st) full calendar month of the Sublease Term, and the last Month shall expire on the Sublease Expiration Date. Monthly Base Rent shall be paid on or before the first (1st) day of each calendar month during the Sublease Term. Rent for any period during the Sublease Term which is for less than one month of the Sublease Term shall be a pro rata portion of the monthly installment based on the number of days in that month. Except as otherwise provided herein, Rent shall be payable without notice or demand and without any deduction, offset or abatement, in US Dollars. Rent shall be paid to Sublandlord by ACH pursuant to instructions for payment provided to Subtenant, or paid by such other method or remitted to such other address as Sublandlord may request from time to time.

B.Additional Rent. This Sublease is a triple net sublease and Subtenant shall be responsible to pay all costs, expenses, charges, fees and other obligations as set forth in this Sublease. Subtenant shall also pay to Sublandlord, as Additional Rent, Subtenant’s Proportionate Share of any item or expense constituting “Additional Rent” (as defined in the Prime Sublease) payable by Sublandlord pursuant to Prime Sublease (provided, however, that Subtenant’s Proportionate Share may be 100% if such Additional Rent is allocable entirely to the Sublease Premises or arises by reason of a service performed chargeable to Sublandlord with respect to the Sublease Premises). Additional Rent payable by Subtenant pursuant to this Sublease includes, without limitation, the following:

(i)Expenses. Commencing on the Sublease Commencement Date and continuing for each month thereafter during the Sublease Term, Subtenant shall be responsible for the payment of Subtenant’s Proportionate Share (as defined below) of the Expenses (as defined in the Master Lease) payable by Prime Sublandlord pursuant to the terms and conditions of the Prime Sublease. “Subtenant’s Proportionate Share” shall be 26.8% (which is determined by dividing the square footage of the Sublease Premises (i.e., 20,916 square feet) by the square footage of the Prime Sublease Premises (i.e., 78,070 square feet)); provided, however, with respect Expenses only, Subtenant’s Proportionate Share shall be the following percentages (which is determined by dividing 10,000 square feet during months 1-12; 13,000 square feet during months 13-24; and 16,000 square feet during months 25-36 by the square footage of the Prime Sublease Premises (i.e., 78,070 square feet)):

Months	Subtenant’s Proportionate Share
Months 1-12	12.81%
Months 13-24	16.65%
Months 25-36	20.49%

Within twenty (20) business days after receipt from Prime Sublandlord of (y) Master Landlord’s estimate of Additional Rent (which Sublandlord receives pursuant to Section 4(B) of the Prime Sublease, after Prime Sublandlord receives the same pursuant to Section 4.4 of the Master Lease) and Sublessee’s Share (as defined in the Prime Sublease) thereof (which Sublandlord receives pursuant to Section 4(B) of the Prime Sublease), and (z) the Expense Statement (which Sublandlord receives pursuant to Section 4(B) of the Prime Sublease, after Prime Sublandlord receives the same pursuant to Section 4.4 of the Master Lease) and Prime Sublandlord’s calculation of Sublessee’s Share (as defined in the Prime Sublease) thereof (which Sublandlord receives pursuant to Section 4(B) of the Prime Sublease), Sublandlord shall deliver a copy of the same to Subtenant, and concurrently with such delivery Sublandlord shall provide the calculation of Subtenant’s Proportionate Share of such estimated amounts or such actual amounts, and Sublandlord’s obligation to deliver the foregoing shall survive the expiration or termination of this Sublease. If the total of the monthly payments of Subtenant’s Proportionate Share of Expenses that Subtenant has made for the prior calendar year is less than the actual Subtenant’s Proportionate Share of Expenses chargeable for such prior calendar year, then Subtenant shall pay the difference to Sublandlord in a lump sum within thirty (30) days after receipt of the Expense Statement and calculation of the actual Subtenant’s Proportionate Share of Expenses. Any overpayment by Subtenant of Subtenant’s Proportionate Share of Expenses for the prior calendar year shall be credited towards the Additional Rent next due (or in the event the Sublease Term has ended, Sublandlord shall pay such amount to Subtenant within thirty (30) days after delivery of the Expense Statement and calculation of the actual Subtenant’s Proportionate Share of Expenses). All Additional Rent not required by this Sublease to be paid at the time and in the manner for payment of Monthly Base Rent shall be payable to Sublandlord within thirty (30) days after receipt of Sublandlord’s invoice therefor. Notwithstanding anything to the contrary in this Sublease, Subtenant shall not be required to pay any Additional Rent or to perform any obligation that is (1) allocable to any period of time prior to the earlier of the Early Entry Date or the Sublease Commencement Date, or following the expiration of this Sublease, subject to Section 2.C above; (2) payable as a result of a failure by Sublandlord to perform any of its obligations under the Prime Sublease or this Sublease (unless caused by or arising from the act or omission of Subtenant, its agents, employees, contractors or invitees), or (3) incurred for the sole benefit of Sublandlord.

(ii)Subtenant Direct Payments. In addition, commencing on the earlier of the Early Entry Date or the Sublease Commencement Date and continuing for each month thereafter during the Sublease Term, Subtenant shall pay directly to the provider or, in the case of personal property taxes, permits, licenses and fees, directly to the entity imposing such costs, (i) its own telephone, telecommunications and data communications charges, and any other such service contracted for directly by Subtenant in support of the Sublease Premises; (ii) all personal property taxes, charges and assessments, if any, on Subtenant’s trade fixtures, equipment, the Tenant's Property in the Sublease Premises, and any other personal property located in the Sublease Premises, including the taxes described in Article 28 of the Original Lease; (iii) all permit, license or other governmental fees or charges arising out of Subtenant’s use and operation of the Sublease Premises; and (iv) any extraordinary services (including any services over and above the standard services provided by Master Landlord to the Sublease Premises or Building under the Master Lease) that are provided to the Sublease Premises at the written request of Subtenant (it being understood that Subtenant shall only make a request for such services in writing).

(iii)Additional Building Costs. Attached to the Prime Sublease as Exhibit C and incorporated by reference herein is a list showing the utilities and other services provided by Prime Sublandlord to the Building, the monthly estimated cost for such services and Sublessee’s Share of such costs, as of the Reference Date of the Prime Sublease. Subtenant shall pay to Sublandlord, within thirty (30) days after receipt of Sublandlord’s invoice therefor, Subtenant’s Proportionate Share of the following costs payable by Sublandlord under the Prime Sublease: (i) electric and gas services; (ii) water service; (iii) bulk nitrogen refill/tank rental fee; (iv) the CDA (compression air system); (v) non-hazardous waste collection service; (vi) security services; and (vii) the cost of all expendables provided, including light bulbs, paper good and soaps. In addition, Subtenant shall pay to Sublandlord, within thirty (30) days after receipt of Sublandlord’s invoice therefor, Subtenant’s Proportionate Share of janitorial services and supplies provided by Prime Sublandlord to the Prime Sublease Premises; provided, however, if Sublandlord elects to provide janitorial services to the Prime Sublease Premises pursuant to the terms of to the Prime Sublease, then Subtenant shall pay its share of costs incurred by Sublandlord with respect to such janitorial services within thirty (30) days after receipt of an invoice.

Subtenant’s Proportionate Share may be 100% if such Additional Rent is allocable entirely to the Sublease Premises or arises by reason of a service performed chargeable to Sublandlord with respect solely to the Sublease Premises.

All charges payable by Subtenant pursuant to this Paragraph 4.B. and elsewhere under this Sublease (other than Monthly Base Rent) shall be payable to Sublandlord at the address set forth herein and shall be deemed additional rent (“Additional Rent”). Monthly Base Rent and Additional Rent hereinafter shall be referred to as “Rent”.

C.Prepayment of Three Month’s Rent: Within five (5) business days after the later of full execution and delivery of this Sublease and Subtenant’s receipt of a copy of the fully executed Consent, Subtenant shall pay to Sublandlord the sum of $231,234.99 (“Prepaid Rent”), which shall be applied to the Monthly Base Rent and Subtenant’s Proportionate Share of the Expenses payable by Subtenant for the first three (3) full months of the Sublease Term.

5.Security Deposit: Within five (5) business days after the later of full execution and delivery of this Sublease and Subtenant’s receipt of a copy of the fully executed Consent, Subtenant shall deposit with Sublandlord a security deposit in the amount of $75,000.00 (“Security Deposit”), as security for the full and faithful performance of every provision of this Sublease to be performed by Subtenant. The Security Deposit is not an advance Rent deposit, an advance payment of any other kind, or a measure of Sublandlord’s damage in case of Subtenant’s default. If Subtenant defaults with respect to any provision of this Sublease, including but not limited to the provisions relating to the payment of Rent, Sublandlord, without prejudice to any other right or remedy it may have, may use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other amount which Sublandlord may spend or become obligated to spend by reason of Subtenant’s default, to repair damages to any part of the Sublease Premises or the Building, to clean the Sublease Premises or to compensate Sublandlord for any other loss or damage which Sublandlord may suffer by reason of Subtenant’s default. Following any application of the Security Deposit, Subtenant shall, within five (5) days following Sublandlord’s demand, restore the Security Deposit to its full original amount, and Subtenant’s failure to restore the Security Deposit shall be deemed a Subtenant Default under this Sublease without further notice or cure period. In the event of bankruptcy or other insolvency proceedings filed by or against Subtenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Sublandlord for all periods prior to the effective date of such proceedings. Sublandlord shall not be required to keep the Security Deposit separate from its general funds, and Subtenant shall not be entitled to interest on the Security Deposit. If Subtenant shall fully and faithfully perform every provision of this Sublease to be performed by it, the Security Deposit or any unapplied balance thereof, shall be returned to Subtenant within sixty (60) days following the Sublease Expiration Date and surrender of the Sublease Premises to Sublandlord in the condition required.

6.Late Charge; Interest: If Subtenant fails to pay Sublandlord any amount due hereunder on or before the date that such payment is due, Subtenant shall pay to Sublandlord, within two (2) business days after receipt of written demand a late charge equal to five percent (5%) of the delinquent amount; provided, however, that with respect to the first late payment of Rent in any twelve (12) month period, Sublandlord shall provide written notice to Subtenant of such late payment and the late charge shall not be payable unless Subtenant shall fail to cure such late payment within three (3) days after receipt of Sublandlord’s written notice. The parties agree that the foregoing late charge represents a reasonable estimate of the cost and expense that Sublandlord will incur in processing each delinquent payment. Sublandlord’s acceptance of any interest or late charge shall not waive Subtenant’s default in failing to pay the delinquent amount. In addition, any amount due to Sublandlord, if not paid when due, shall bear interest from the date due until paid at the prevailing prime rate of interest as published in the Money Rates Section of The Wall Street Journal (or as established by any successor or alternate national financial publication) plus four percent (4%), but in no event higher than the maximum rate permitted by law (“Interest Rate”), provided, however, that interest shall not be payable on late charges incurred by Subtenant. Acceptance of a late charge by Sublandlord shall not constitute a waiver of Subtenant’s default with respect to such overdue amount, nor prevent Sublandlord from exercising any of the other rights and remedies granted hereunder. Payment of a late charge or interest shall not excuse or cure any default hereunder by Subtenant.

7.Delivery Condition; Repairs:

A.Delivery Condition. Subject to Sublandlord’s Substantial Completion of the Subtenant Improvements pursuant to the Work Letter, Subtenant shall accept the Sublease Premises

(including all equipment and fixtures therein) in their “AS IS, WHERE IS, WITH ALL FAULTS” condition. Sublandlord makes no representation or warranty to Subtenant with respect to the condition of the Sublease Premises, or that the Sublease Premises are fit or suitable for any particular use or purpose. Subtenant agrees that Sublandlord shall not be required to perform any work or incur any expense to prepare the Sublease Premises for Subtenant’s use or occupancy except for the Substantial Completion of Subtenant Improvements pursuant to the Work Letter. Notwithstanding the foregoing, Sublandlord shall deliver the Sublease Premises in good and clean condition and free of Hazardous Materials in violation of Environmental Laws.

B.Intentionally Deleted.

C.Subtenant’s Maintenance and Repair Obligations. Subtenant shall pay to Sublandlord, as Additional Rent, Subtenant’s Proportionate Share of Prime Sublandlord’s cost to perform Sublessor’s Maintenance Obligations (as defined in Paragraph 7.C of the Prime Sublease). Subtenant shall promptly notify Sublandlord when any of the items listed in Paragraph 7.C of the Prime Sublease, as the obligation of Master Landlord or Prime Sublandlord, requires repairs. To the extent not made the obligation of Master Landlord or Prime Sublandlord as set forth in Paragraph 7.C of the Prime Sublease, Subtenant shall maintain, at Subtenant’s sole cost, the Sublease Premises, including without limitation as set forth in Section 7.C of the Prime Sublease, and also as set forth in Section 13.1 of the Original Lease, the following portions of the Sublease Premises: (i) interior and exterior glass, windows, window frames and casements; (ii) interior doors, door frames and door closers; (iii) Subtenant’s interior and exterior signage; (iv) interior demising walls and partitions, equipment and interior painting; (v) the Tenant’s Property; (vi) interior walls and floors; and (vii) interior lighting (including light bulb replacement). Notwithstanding anything to the contrary, Subtenant shall not be responsible to maintain any areas located outside of the Sublease Premises (including exterior lighting), any portion of the roof (including the roof covering), any Systems (except those Systems which exclusively serve, and are located within, the Sublease Premises) or any exterior doors, including roll-up or perimeter doors or ramps or dock equipment, if any. Sublandlord shall have no obligation whatsoever to (i) make repairs caused by the act or omission of Subtenant, its agents, employees or contractors, subject to the waiver of subrogation in Section 17 of the Master Lease (as incorporated into this Sublease); or (ii) make or pay the cost of any alterations or improvements to the Sublease Premises, including, without limitation, any improvement required to comply with any law, regulation, building code or ordinance (including, without limitation, the Americans With Disabilities Act of 1990 (“ADA”)) except to the extent such obligation is the obligation of Sublandlord pursuant to the provisions of the Prime Sublease and such obligation accrued prior to the earlier of the Early Entry Date or the Sublease Commencement Date. For avoidance of doubt, Subtenant shall pay to Sublandlord, as Additional Rent, Subtenant’s Proportionate Share of the cost of capital repairs and replacements referenced in Section 7.C of the Prime Sublease. Notwithstanding anything to the contrary in this Sublease or the Master Lease, except as set forth in the preceding sentence, in no event shall any obligation of Subtenant to observe or comply with Laws (including without limitation the ADA) include paying for or making structural changes to the Sublease Premises or Building, or changes to any Systems, unless the making of such structural changes or changes to the Systems are required solely due to Subtenant’s specific use of the Sublease Premises or Alterations installed by or on behalf of Subtenant. Subtenant shall look solely to Master Landlord for performance of any repairs or replacements required to be performed by Master Landlord under the terms of the Master Lease, and shall look solely to Prime Sublandlord for performance of any repairs or replacements required to be performed by Prime Sublandlord under the terms of the Prime Sublease. Notwithstanding anything to the contrary, Sublandlord shall not be required to perform (y) any obligation of Master Landlord under the Master Lease, or (z) any obligation of Prime

Sublandlord under the Prime Sublease. Notwithstanding the foregoing, the parties contemplate that Master Landlord and Prime Sublandlord will, in fact, perform its obligations under the Master Lease and Prime Sublease, as applicable, and in the event of any default or failure of performance by Master Landlord or Prime Sublandlord, Sublandlord will notify Prime Sublandlord and request that Prime Sublandlord use commercially reasonable efforts to obtain such performance on behalf of Subtenant promptly after receipt of written notice from Subtenant.

8.Indemnity; Limitation of Liability: To the fullest extent permitted by law (and in addition to the indemnifications set forth in the Master Lease, including, without limitation, Sections 16.1 and 32.10 of the Original Lease and the indemnifications set forth in the Prime Sublease, including without limitation Paragraph 8), Subtenant shall indemnify, protect, defend (with counsel reasonably acceptable to Sublandlord) and hold harmless Sublandlord from and against any and all claims, liabilities, judgments, causes of action, damages, costs, and expenses (including reasonable attorneys' and experts' fees), caused by or arising in connection with: (i) Subtenant’s use or occupancy of the Sublease Premises; (ii) the negligence or willful misconduct of Subtenant or its employees, contractors, agents or invitees; (iii) a breach of Subtenant's obligations under this Sublease; or (iv) a breach of Subtenant's obligations under the Prime Sublease and/or Master Lease to the extent incorporated herein; provided, however, that Subtenant shall have no obligation to indemnify, protect, defend and/or hold harmless Sublandlord to the extent any such claims, liabilities, judgments, causes of action, damages, costs or expenses are caused by or resulting from any failure of Sublandlord to observe any of the terms and conditions of this Sublease or the Prime Sublease which have not been assumed by Subtenant under this Sublease(unless such failure arises from Subtenant’s breach of this Sublease or the acts or omissions of Subtenant or its agents, employees, contractors, or invitees) or to the extent arising out of the gross negligence or willful misconduct of Sublandlord, its agents, employees, or contractors. Sublandlord shall indemnify and hold Subtenant harmless against and from any and all claims, liabilities, judgments, costs, demands, causes of action and expenses (including reasonable attorneys’ fees and experts’ fees) relating to the Sublease Premises and arising from the gross negligence or willful misconduct of Sublandlord and Sublandlord’s agents, employees or contractors. The foregoing indemnifications shall survive the expiration or earlier termination of this Sublease. Notwithstanding anything to the contrary contained in this Sublease, other than any Consequential Damages incurred by or recoverable by Sublandlord with respect to Paragraph 8 of the Prime Sublease (“Indemnity; Limitation of Liability”), Paragraph 18 below (“Surrender”), Paragraph 28 below (“Holdover”), and Article 32 of the Original Lease (“Environmental Covenants”), as modified by Section 6 of the First Amendment, in no event shall Sublandlord or Subtenant be liable to the other for any indirect, consequential, special, exemplary, incidental or punitive damages (collectively, “Consequential Damages”) incurred by Sublandlord or Subtenant, as applicable (including, without limitation, any injury to Subtenant’s or Sublandlord’s business or loss of income or profit therefrom) in connection with this Sublease, the Sublease Premises or the Building. For clarification, in no event shall the Rent payable to Subtenant under this Sublease be deemed to be Consequential Damages.

9.Right to Cure Defaults: If Subtenant is in default of this Sublease beyond any applicable notice and cure periods due to its failure to pay any sum of money to Sublandlord when due or to perform any other act on its part to be performed hereunder within any applicable notice and cure periods, then Sublandlord may, but shall not be obligated to, make such payment or perform such act. All reasonable, out-of-pocket sums paid by Sublandlord, and all reasonable, out-of-pocket costs and expenses of performing any such act by Sublandlord, shall be deemed Additional Rent payable by Subtenant to Sublandlord within ten (10) business days after receipt of written demand, with reasonable backup documentation. In addition,

Subtenant shall pay to Sublandlord interest on all amounts due at the Interest Rate from the date of Sublandlord’s expenditure to and including the date of the payment.

10.Assignment and Subletting: Subtenant may not assign this Sublease, sub-sub-sublet the Sublease Premises, transfer any interest of Subtenant therein or permit any use of the Sublease Premises by another party (collectively, “Transfer”), without the prior written consent of Master Landlord, Prime Sublandlord and Sublandlord, which consent of Sublandlord shall not be unreasonably withheld, conditioned or delayed as long as, in Sublandlord’s sole but reasonable judgment, the proposed transferee has sufficient creditworthiness and financial stability, in light of the responsibilities involved, to perform its obligations under the sub-sub-sublease or assignment and the Transfer otherwise is in strict accordance with the terms of the Master Lease, including Article 23 of the Original Lease, as amended by Section 9.f of the First Amendment the Prime Sublease, including Paragraph 10 of the Prime Sublease and this Sublease, including this Paragraph 10. A consent to one Transfer shall not be deemed to be a consent to any subsequent Transfer. Any Transfer (except a Permitted Transfer) without such consent shall be void and, at the option of Sublandlord, shall terminate this Sublease. Sublandlord's waiver or consent to any assignment or subletting shall be ineffective unless set forth in writing, and Subtenant shall not be relieved from any of its obligations under this Sublease unless the consent expressly so provides. Notwithstanding anything to the contrary contained in the Master Lease (as incorporated herein), the Prime Sublease (as incorporated herein) or this Sublease, Subtenant shall pay to Sublandlord fifty percent (50%) of all sums or other consideration received by Subtenant as a result of a Transfer in excess of the Rent payable under this Sublease, after deducting therefrom the reasonable and documented costs set forth in Section 23.5 of the Original Lease. In the event such consideration is received by Subtenant in installments, the portion of each installment to be paid to Sublandlord shall be determined by subtracting from the installment an amount equal to the total amount of the foregoing permitted deductions divided by the total number of installments. Also notwithstanding anything to the contrary contained in this Sublease, the Prime Sublease or the Master Lease, if Subtenant requests consent to a proposed assignment or to sub-sub-subleasing of all or any portion of the Sublease Premises (except in connection with a Permitted Transfer), whether or not the term of the proposed transfer is for the balance of the Sublease Term, Sublandlord shall have the right to recapture that portion of the Sublease Premises that is the subject of the proposed assignment or subletting and terminate this Sublease with respect thereto pursuant to the provisions of Section 9.f of the First Amendment (as incorporated herein).

11.Use: Subtenant may use the Sublease Premises for the uses defined as “Permitted Use” in the Basic Lease Information of the Original Lease, and for no other purpose, and in compliance with the Master Lease, including the provisions of Article 9 of the Original Lease the Prime Sublease, including Paragraph 11 of the Prime Sublease, and this Sublease, as well as in compliance with all Laws. With respect to Hazardous Materials (as defined in Section 32.3 of the Original Lease), Subtenant shall not engage in or permit any activities in or about the Sublease Premises or Building which involve the use or presence of Hazardous Materials except in compliance with the Master Lease, including the provisions of Article 32 of the Original Lease, including, without limitation, Section 32.5 thereof, as amended by Section 6 of the First Amendment, and the Prime Sublease, including Paragraph 11 of the Prime Sublease, and this Sublease. Subtenant shall not do or permit anything to be done in or about the Sublease Premises which would (i) injure the Sublease Premises; (ii) vibrate, shake, overload or impair the efficient operation of the Sublease Premises or the Building Systems; (iii) constitute the commission of waste or the maintenance of a nuisance in the Sublease Premises or Building; or (iv) involve sale of alcoholic beverages on the Sublease Premises or Building. Subtenant shall not store any materials, supplies, finished or unfinished products or articles of any nature outside of the Sublease Premises other than Hazardous Materials waste in Bio Waste Room 1306, subject to the terms of the Master Lease and Prime Sublease Subtenant shall comply with all rules and regulations (including the Rules and Regulations (as defined in the Master Lease)) promulgated from time to time by Master Landlord, Prime Sublandlord and/or Sublandlord. There shall be no abatement of Rent (except to the extent that any abatement of Rent is provided to Sublandlord pursuant to the provisions of the Prime Sublease with respect to the Sublease Premises during the Sublease Term) or liability of Sublandlord (except to the extent arising from the gross negligence or willful misconduct of Sublandlord, its agents, employees, or contractors) on account of the following: (i) the use, installation or interruption of the Sublease Premises in connection with the furnishing of any services provided to Subtenant or contracted for directly by Subtenant for the Sublease Premises; or (ii) the limitation, curtailment, rationing or restrictions requested by any governmental authority on use of water, electricity, gas or any other form of energy or utility service serving the Sublease Premises or the Building. Notwithstanding anything to the contrary contained in this Sublease, the Prime Sublease or the Master Lease, there shall be no abatement of Rent or liability of Sublandlord on account of injury to or interference with Subtenant’s business (including, without limitation, loss of profits) or damage to Subtenant’s property with respect to any services performed or provided by Sublandlord, Prime Sublandlord or Master Landlord or otherwise, except to the extent Sublandlord is entitled to and receives abatement under the Prime Sublease with respect to the Sublease Premises during the Sublease Term.

12.Effect of Conveyance: As used in this Sublease, the term “Sublandlord” means the holder of the “Sublessee’s” interest under the Prime Sublease. In the event of any transfer of said sublessee’s interest, from and after the effective date thereof Sublandlord shall be and hereby is entirely relieved of all covenants and obligations of Sublandlord hereunder which accrue from and after the effective date, provided the transferee has assumed in writing and shall carry out all covenants and obligations from and after the effective date to be performed by Sublandlord hereunder. Sublandlord shall transfer and deliver any Security Deposit of Subtenant to the transferee of said sublessee’s interest in the Prime Sublease, and thereupon Sublandlord shall be discharged from any further liability with respect thereto.

13.Acceptance: The parties acknowledge and agree that Subtenant is subleasing the Sublease Premises on an “AS IS, WHERE IS” basis subject to Sublandlord’s Substantial Completion of the Subtenant Improvements pursuant to the Work Letter and except as otherwise expressly set forth in this Sublease. Sublandlord has made no representations or warranties of any kind with respect to the condition or use of the Sublease Premises. Subtenant hereby represents to Sublandlord that (i) Subtenant has had an opportunity to fully inspected the Sublease Premises and the physical condition thereof and the zoning regulations with respect thereto, including, without limitation, accessibility, location of utilities and improvements, which in Subtenant’s judgment affect or influence Subtenant’s use of the Sublease Premises and Subtenant’s willingness to enter into this Sublease; (ii) Subtenant has either elected not to inspect the Sublease Premises or is relying on its own inspection in subleasing the Sublease Premises; and (iii) Subtenant has received no representations or warranties from Sublandlord with respect to the physical condition or use of the Sublease Premises on which Subtenant has relied in entering into this Sublease.

14.Improvements:

A.Alterations and Improvements. No alterations, additions or improvements (“Alterations”) shall be made to the Sublease Premises except in accordance with this Sublease, the Prime Sublease including Paragraph 14 of the Prime Sublease, and the Master Lease including Article 12 of the

Original Lease, and, with the prior written consent of Master Landlord, Prime Sublandlord and Sublandlord, which consent of Sublandlord shall not be unreasonably withheld, conditioned or delayed; provided, however, that Sublandlord’s consent (as well as Master Landlord’s consent and Prime Sublandlord’s consent except to the extent required by the terms of the Master Lease, Prime Sublease or the Consent) shall not be required for Alterations (i) which do not affect the structural portions of the Sublease Premises, the Building or the Project, or the Building Systems, and (ii) the cost, on an individual project basis, of any Alteration or related series of Alterations is less than $20,000.00 per work of improvement and $100,000 in the aggregate over the Sublease Term (as may be extended) (“Subtenant Permitted Alterations”) . Notwithstanding anything to the contrary contained in this Sublease, if Sublandlord consents to any Alteration requested to be installed by Subtenant, but Master Landlord and/or Prime Sublandlord refuses consent thereto, Sublandlord’s consent shall be deemed revoked.

B.Construction. All plans, drawings and specifications for any Alterations (except for Subtenant Permitted Alterations) and Subtenant’s choice of contractors shall be subject to the prior written consent of (i) Sublandlord, which approval shall not be unreasonably withheld, conditioned or delayed, (ii) Prime Sublandlord, in accordance with the applicable provisions of the Prime Sublease and (iii) Master Landlord, in accordance with the applicable provisions of the Master Lease. Subtenant shall construct any Alterations at Subtenant’s sole cost and expense, in compliance with all applicable Laws, in a good and workmanlike manner, free of defects and using new materials and equipment of good quality, and otherwise in compliance with the applicable provisions of this Sublease, the Prime Sublease and Master Lease. Subtenant shall carry, or cause its contractor to carry, such insurance as is required by the applicable provisions of this Sublease, the Prime Sublease and Master Lease, including, without limitation, Section 12.5.2 of the Original Lease.

C.Removal of Improvements. Upon the expiration or earlier termination of this Sublease, Subtenant, at its sole cost and expense, shall be responsible for removing any and all Alterations installed in the Sublease Premises by or on behalf of Subtenant, and restoring the Sublease Premises to its condition immediately prior to the installation of such Alterations, unless otherwise agreed to by Sublandlord in writing. In no event shall Subtenant be obligated to remove any alterations, additions or improvements installed in the Sublease Premises by Sublandlord or any other party prior to the earlier of the Early Entry Date or the Sublease Commencement Date (except for Subtenant Improvements), and Subtenant shall not assume any restoration obligations of Sublandlord or any other party with respect to such alterations, additions or improvements. Furthermore, Subtenant shall not be obligated to remove any alterations, additions or improvements (including the Subtenant Improvements) in the Sublease Premises unless such removal is required by Master Landlord or Prime Sublandlord.

D.For avoidance of doubt, if any portion of the Subtenant’s Alterations triggers construction of structural or other modifications to the Sublease Premises or the Building in order to comply with applicable law, such structural obligations or other changes shall be made by Subtenant (or, at Sublandlord’s option, by Sublandlord, at Subtenant’s sole cost and expense).

15.Furniture, Fixtures and Equipment (FF&E): During the Sublease Term, Subtenant shall be permitted to use the furniture, fixtures and equipment located in the Sublease Premises and described more particularly on Exhibit C attached hereto (the “FF&E”). The FF&E is the property of Sublandlord. Subtenant accepts the FF&E in its “AS-IS, WHERE-IS AND WITH ALL FAULTS” condition and Subtenant acknowledges that Sublandlord has made no representations or warranties whatsoever with respect to the FF&E including, without limitation, with respect to the working order of the FF&E or fitness of the FF&E for any particular purpose, and Subtenant further acknowledges that Sublandlord shall have no obligation to alter, maintain, repair, dis-assemble, re-assemble, or move the FF&E. Subtenant shall use the FF&E only for the purposes for which such FF&E is intended and shall be responsible for the proper maintenance, insurance, care and repair of the FF&E, at Subtenant’s sole cost and expense. Subtenant shall not modify, reconfigure or relocate any of the FF&E except with the advance written permission of Sublandlord. No item of FF&E shall be removed from the Sublease Premises without Sublandlord’s prior written consent. Promptly following the expiration or earlier termination of this Sublease, Sublandlord and Subtenant will conduct a walk-through of the Sublease Premises (during normal business hours, unless otherwise mutually agreed by the parties) to catalog any items of damage, disrepair, misuse or loss among the FF&E (reasonable wear and tear excepted). In the case of damage or loss to the FF&E which occurs after the earlier of the Early Entry Date or the Sublease Commencement Date, Subtenant shall be responsible, at Subtenant’s sole cost and expense, for promptly curing any such damage or loss (including, with respect to loss, replacing any lost or materially damaged item with a substantially similar new item reasonably acceptable to Sublandlord).

16.Default:

A.Subtenant Default. Subtenant's performance of each of its obligations under this Sublease, the Prime Sublease and the Master Lease (to the extent incorporated herein) constitutes a condition as well as a covenant, and Subtenant's right to continue in possession of the Sublease Premises is conditioned upon such performance. In addition, Subtenant shall be in material default of its obligations under this Sublease (a “Subtenant Default”) if Subtenant commits, or is responsible for the occurrence of, any of the Defaults set forth in the Master Lease, including Article 24 of the Original Lease, as modified by Section 9.g of the First Amendment, or any Subtenant Default set forth in the Prime Sublease, including Section 16 of the Prime Sublease. Notwithstanding anything to the contrary contained in Section 24(b) of the Original Lease, Subtenant shall not be in default pursuant to this Sublease with respect to its failure to pay Rent or other sum due hereunder unless Subtenant fails to pay such sum within three (3) days after Sublandlord’s written notice that such sum is past due.

B.Sublandlord Default. Sublandlord shall not be deemed in default hereunder unless and until Subtenant shall first deliver to Sublandlord thirty (30) days' prior written notice, and Sublandlord shall fail to cure said default within said thirty (30)-day period, or in the event Sublandlord shall reasonably require in excess of thirty (30) days to cure said default, shall fail to commence said cure with said thirty (30)- day period, and thereafter diligently to prosecute the same to completion (a “Sublandlord Default”). In the event, however, that Sublandlord defaults in the performance or observance of any of Sublandlord's obligations under the Prime Sublease (or the Master Lease as incorporated in the Prime Sublease) which are not Subtenant’s obligations under this Sublease, and Sublandlord’s Default is not due to the act or omission of Subtenant or its agents, employees, contractors or invitees, then Subtenant shall use reasonable efforts to mitigate its damages and losses arising from any such Sublandlord Default and Subtenant may pursue as its sole remedy action for actual direct damages, injunctive relief or specific performance of this Sublease; provided, however, in no event shall Subtenant claim a constructive or actual eviction or that the Sublease Premises have become unsuitable, and in no event shall Subtenant be entitled to terminate this Sublease, withhold Rent, or receive more than its actual direct damages arising from any Sublandlord Default, it being agreed that for all purposes under this Sublease, Subtenant waives any claim it otherwise may have for special or consequential damages or any damages attributable to lost profits or revenue or loss of or interruption to

Subtenant’s business operations.

17.Remedies: Upon the occurrence of any Subtenant Default, Sublandlord shall have any and all rights and remedies of (i) Master Landlord set forth in the Master Lease, including Article 25 of the Original Lease, as amended by Section 9(g) of the First Amendment (to the extent incorporated herein), and (ii) Prime Sublandlord set forth in the Prime Sublease, including Section 17 of the Prime Sublease and the Master Lease, including Article 25 of the Original Lease, as amended by Section 9(g) of the First Amendment (to the extent incorporated herein). All rights and remedies of Sublandlord herein enumerated shall be cumulative and none shall exclude any other right allowed by law or in equity and said rights and remedies may be exercised and enforced concurrently and whenever and as often as a Subtenant Default arises.

18.Surrender: Upon the expiration or earlier termination of this Sublease, Subtenant shall remove all of Subtenant’s trade fixtures, furniture, equipment and personal property and Alterations, repair any damage caused by such removal and restore the Sublease Premises to its condition immediately prior to the installation of such Alterations and fixtures, furniture, equipment and personal property, and shall surrender the Sublease Premises to Sublandlord in good condition, free of Hazardous Materials stored, used, released or disposed of on the Sublease Premises by Subtenant, its agents, employees, contractors, sublessees, assignees and invitees (the “Subtenant Parties”), with the FF&E remaining in the Sublease Premises and in the condition required by Section 15, reasonable wear and tear excepted, and otherwise in the condition required under the Master Lease, including Article 11 and Section 32.9 of the Original Lease, as amended by Section 6 of the First Amendment and under the Prime Sublease, including Section 18 of thereof and under this Sublease. Notwithstanding anything to the contrary in this Sublease or the Master Lease, in no event shall Subtenant be responsible for, or obligated to, remove or remediate any Hazardous Materials not stored, used, released or disposed of by Subtenant or any Subtenant Parties, and Subtenant shall not assume or be obligated to perform any obligations of Sublandlord as Sublessee in the Prime Sublease with respect to such Hazardous Materials. Furthermore, notwithstanding anything to the contrary in this Sublease, the Prime Sublease or the Master Lease, Subtenant shall not be required to remove or restore any alterations, additions or improvements existing in the Sublease Premises as of the earlier of the Early Entry Date or the Sublease Commencement Date, unless such alterations, additions or improvements were installed in the Sublease Premises by or on behalf Subtenant; provided, however, that Subtenant shall be required to remove the Subtenant Improvements (and repair any damage caused by such removal), but only if required by Master Landlord or Prime Sublandlord. If the Sublease Premises are not surrendered as required pursuant to this Paragraph 18, then Subtenant shall be liable to Sublandlord for all costs incurred by Sublandlord in returning the Sublease Premises to such required condition, together with interest thereon at the Interest Rate. Subtenant shall indemnify, defend with counsel reasonably acceptable to Sublandlord, Prime Sublandlord and Master Landlord, protect and hold harmless Sublandlord, Prime Sublandlord and Master Landlord against any and all claims, liabilities, judgments, causes of action, damages, costs, and expenses (including reasonable attorneys' and experts' fees) resulting from Subtenant's delay in surrendering the Sublease Premises in the condition required, including, without limitation, any claim made against Sublandlord by Prime Sublandlord, Master Landlord or any succeeding sub-sublessee, sublessee or tenant resulting from Subtenant’s failure to surrender the Sublease Premises as required by this Paragraph 18. The indemnification set forth in this Paragraph shall survive the expiration or earlier termination of this Sublease.

19.Estoppel Certificates: Within five (5) days following Sublandlord’s written request, Subtenant shall execute, acknowledge and deliver to Sublandlord an estoppel certificate, which shall include the information required by the Prime Sublease including Section 19 of the Prime Sublease and the Master Lease including Article 30 of the Original Lease (or such other commercially reasonable form as may be required by any prospective purchaser or mortgagee), and any other matters relating to the Sublease or the Sublease Premises as may be reasonably requested by Sublandlord, Prime Sublandlord, Master Landlord or any the prospective purchaser or mortgagee. Any such statement may be conclusively relied upon by Sublandlord, Prime Sublandlord, Master Landlord, and any prospective purchaser, transferee or encumbrancer of the Sublease Premises or of Sublandlord’s interest in this Sublease.

20.Brokers: Sublandlord and Subtenant each represent to the other that they have dealt with no real estate brokers, lenders, agents or salesmen in connection with this transaction other than CBRE, representing Sublandlord, and Cushman & Wakefield, representing Subtenant (the “Brokers”). Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finder's fees or other compensation made by any agent, broker, salesman or finder other than the Brokers as a consequence of said party's actions or dealings with such agent, broker, salesman, or finder. Sublandlord shall pay a brokerage fee to Brokers pursuant to a separate written agreement.

21.Notices: Unless five (5) days' prior written notice is given in the manner set forth in this Paragraph, the address of each party for all purposes connected with this Sublease shall be that address set forth below:

Notice Address to Sublandlord:

NewLimit, Inc.

ATTN: Cassie Cooney

901 Gateway Boulevard

South San Francisco, CA 94080

Notice Address to Subtenant:

Prior to the Sublease Commencement Date:

Corvus Pharmaceuticals, Inc.

863 Mitten Road, Suite 102

Burlingame, CA  94010

Attn: Leiv Lea, CFO

On and after Sublease Commencement Date:

Corvus Pharmaceuticals, Inc.

901 Gateway Boulevard, Third Floor

South San Francisco, CA 94080

Attn: Leiv Lea, CFO

The address for Master Landlord shall be as set forth in the Master Lease and the address for Prime Sublandlord shall be as set forth in the Prime Sublease. All notices, demands, or communications in connection with this Sublease shall be considered received when (i) personally delivered; or (ii) if properly addressed and either sent by nationally recognized overnight courier or deposited in the mail (registered or certified, return receipt requested, and postage prepaid), on the date shown on the return receipt for acceptance or rejection; or (iii) if sent by electronic mail, followed by notice pursuant to a method authorized by this Paragraph. All notices given to the Master Landlord under Article 33 of the Original Lease shall be considered received only when delivered in accordance with the Master Lease, and all notices given to the Prime Sublandlord under Section 21 of the Prime Sublease shall be considered received only when delivered in accordance with the Prime Sublease.

If, at any time during the Sublease Term, Sublandlord receives any notice or demand from Prime Sublandlord under the Prime Sublease with respect to the Sublease Premises, Sublandlord shall promptly deliver a true and correct copy of same to Subtenant. In the event that Sublandlord delivers or receives a notice of default under the Prime Sublease, Sublandlord agrees to deliver to Subtenant a copy of any such notice of default.

22.Severability: If any term of this Sublease is held to be invalid or unenforceable by any court of competent jurisdiction, then the remainder of this Sublease shall remain in full force and effect to the fullest extent possible under the law, and shall not be affected or impaired.

23.Amendment: This Sublease may not be amended except by the written agreement of Sublandlord and Subtenant.

24.Insurance; Waiver: Subtenant shall procure and maintain all insurance policies required to be carried by “Sublessee” under the Prime Sublease, including, without limitation, Section 24 of the Prime Sublease, and by the “Tenant” under the Master Lease, including, without limitation, Article 15 of the Original Lease, as modified by Section 9.e of the First Amendment; provided, however, that to the extent such insurance required to be carried under the Master Lease is for the Master Premises or such insurance required to be carried under the Prime Sublease is for the Prime Sublease Premises, then Subtenant’s obligation to procure and maintain such insurance shall only be for the Sublease Premises. All such liability policies shall name Sublandlord, Prime Sublandlord and Master Landlord as additional insureds. Certificates of insurance reflecting that the insurance required to be carried by Subtenant pursuant to this Sublease, the Prime Sublease and the Master Lease is in force, accompanied by an endorsement showing the required additional insureds reasonably satisfactory to Sublandlord in substance and form, shall be delivered to Sublandlord prior to the earlier of the Early Entry Date or the Sublease Commencement Date and upon renewal of such policies, but not later than ten (10) days prior to the expiration of the term of such coverage. Notwithstanding anything to the contrary herein, Sublandlord and Subtenant hereby expressly agree to the provisions of Article 17 of the Original Lease (“Subrogation”).

25.Other Sublease Terms:

A.Incorporation by Reference: Except as otherwise expressly provided in this Sublease, the terms and provisions contained in the Master Lease and Prime Sublease are incorporated herein and made a part hereof as if set forth at length; provided, however, that: (i) each reference in such incorporated sections of the Master Lease to “Lease”, “Term” and to “Premises” shall be deemed a reference to this “Sublease”, “Sublease Term” and the “Sublease Premises” defined herein, respectively, and each reference in such incorporated sections of the Prime Sublease to “Sublease”, “Term” and to “Premises” shall be deemed a reference to this “Sublease”, “Sublease Term” and the “Sublease Premises” defined herein, respectively; (ii) each reference to “Landlord”, and “Tenant” in the Master Lease shall be deemed a reference to “Sublandlord” and “Subtenant” respectively, except as expressly set forth herein, and each reference to “Sublessor” and “Sublessee” in the Prime Sublease shall be deemed a reference to “Sublandlord” and “Subtenant” respectively, except as expressly set forth herein; (iii) with respect to work, services, repairs, restoration, insurance or the performance of any other obligation of Master Landlord under the Master Lease and/or Prime Sublandlord under the Prime Sublease, the sole obligation of Sublandlord (Subtenant acknowledges that Sublandlord shall be under no obligation to perform or otherwise satisfy any such obligations) shall be to request the same in writing from Master Landlord and/or Prime Sublandlord, as applicable, as and when requested to do so by Subtenant, and to use Sublandlord's commercially reasonable good faith efforts to obtain Master Landlord's and/or Prime Sublandlord’s performance (as applicable) at Subtenant’s sole cost; provided, however, to the extent obtaining Master Landlord’s and/or Prime Sublandlord’s performance (as applicable) directly benefits Sublandlord, then the costs in obtaining such performance shall be allocated between the parties on an equitable basis as reasonably determined by Sublandlord; (iv) with respect to any obligation of Subtenant to be performed under this Sublease, wherever the Master Lease grants to Sublandlord a specified number of days to perform its obligations under the Master Lease, except as otherwise provided herein, Subtenant shall have four (4) fewer days to perform the obligation, including, without limitation, curing any defaults, provided that Subtenant shall have no fewer than three (3) days to perform any obligations, including to cure any default; (v) with respect to any obligation of Subtenant to be performed under this Sublease, wherever the Prime Sublease grants to Sublandlord a specified number of days to perform its obligations under the Prime Sublease, except as otherwise provided herein, Subtenant shall have two (2) fewer days to perform the obligation, including, without limitation, curing any defaults, provided that Subtenant shall have no fewer than three (3) days to perform any obligations, including to cure any default; (vi) Sublandlord shall have no liability to Subtenant with respect to (a) representations and warranties made by Master Landlord under the Master Lease, (b) any obligations or liabilities of Master Landlord under the Master Lease with respect to compliance with Laws, or Hazardous Materials, and (c) obligations under the Master Lease to repair, maintain, restore, or insure all or any portion of the Sublease Premises or Building, regardless of whether the incorporation of one or more provisions of the Master Lease might otherwise operate to make Sublandlord liable therefor; (vii) Sublandlord shall have no liability to Subtenant with respect to (a) representations and warranties made by Prime Sublandlord under the Prime Sublease, (b) any obligations or liabilities of Prime Sublandlord under the Prime Sublease with respect to compliance with Laws, or Hazardous Materials, and (c) obligations under the Prime Sublease to repair, maintain, restore, or insure all or any portion of the Sublease Premises or Building, regardless of whether the incorporation of one or more provisions of the Prime Sublease might otherwise operate to make Sublandlord liable therefor; (viii) with respect to any approval or consent required to be obtained from the Master Landlord under the Master Lease, such approval or consent must be obtained from Master Landlord, Prime Sublandlord and Sublandlord, and the approval of Sublandlord shall not be unreasonably withheld, conditioned or delayed except as otherwise expressly set forth in this Sublease (but may be withheld if Master Landlord's or Prime Sublandlord’s approval or consent is not obtained); (ix) with respect to any approval or consent required to be obtained from the Prime Sublandlord under the Prime Sublease, such approval or consent must be obtained from Master Landlord, Prime Sublandlord and Sublandlord, and the approval of Sublandlord shall not be unreasonably withheld, conditioned or delayed except as otherwise expressly set forth in this Sublease (but may be withheld if Master Landlord's or Prime Sublandlord’s approval or consent is not obtained); (x) in any case where “Tenant” is to indemnify, release or waive claims against “Landlord” pursuant to the Master Lease, such indemnity, release or waiver shall be deemed to run from Subtenant to Master Landlord, Prime Sublandlord and Sublandlord (provided, however, that in no event shall Subtenant be obligated to indemnify Master Landlord, Prime Sublandlord or Sublandlord for the acts or omissions of Sublandlord, its agents, employees or contractors, or for any period of time prior to the earlier of the Early Entry Date or Sublease Commencement Date); (xi) in any case where “Sublessee” is to indemnify, release or waive claims against “Sublessor” pursuant to the Prime Sublease, such indemnity, release or waiver shall be deemed to run from Subtenant to Master Landlord, Prime Sublandlord and Sublandlord (provided, however, that in no event shall Subtenant be obligated to indemnify Master Landlord, Prime Sublandlord or Sublandlord for the acts or omissions of Sublandlord, its agents, employees or contractors, or for any period of time prior to the earlier of the Early Entry Date or Sublease Commencement Date); (xii) except in connection with obtaining the Consent of Master Landlord and Prime Sublandlord to this Sublease (which shall be at Sublandlord’s sole cost), Subtenant shall pay all consent and review fees set forth in the Master Lease to Master Landlord and all consent and review fees set forth in the Prime Sublease to Prime Sublandlord and no other party will charge Subtenant any review, oversight or supervisory fee (as opposed to seeking reimbursement for Sublandlord’s actual, reasonable, out-of-pocket costs, to the extent permitted under this Sublease); (xiii) Subtenant shall not have the right to terminate this Sublease due to casualty or condemnation unless Sublandlord has such right under the Prime Sublease, and as between Sublandlord and Subtenant only, all insurance proceeds or condemnation awards received by Sublandlord under the Prime Sublease and/or Master Lease shall be deemed to be the property of Sublandlord; (xiv) in any case where “Tenant” is to execute and deliver certain documents or notices to “Landlord” pursuant to the Master Lease, or “Sublessee” is to execute and deliver certain documents or notices to “Sublessor” pursuant to the Prime Sublease, such obligation shall be deemed to run from Subtenant to Master Landlord, Prime Sublandlord and Sublandlord; (xv) the following provisions of the Master Lease are expressly not incorporated herein by reference: (1) Original Lease: Basic Lease Information: “Landlord”, “Landlord’s Address”, “Tenant”, Tenant’s Contact Person”, “Tenant’s Address”, “Premises Square Footage”, “Tenant’s Proportionate Share of Project”, “Tenant’s Proportionate Share of Building”, “Length of Term”, “Commencement Date”, “Expiration Date”, “Monthly Base Rent”, “Letter of Credit”, “Unreserved Parking Spaces” and “Tenant Improvement Allowance”; the first sentence of Section 2.1(a), Section 2.1(b), Section 2.2(b), Article 3, Section 4.1, the first sentence of Section 4.4.3, Section 4.5, Articles 6 through 8, Section 9.2(a), the references in Section 9.3 to “Tenant Improvements”, Article 10, subsections (B) and (C) of the first sentence of Section 11.2, Section 11.3, Section 12.2, the last two sentences of Section 12.6, Section 13.1 (except for the second and third sentences), Section 23.8, Section 24(i), Section 24(o), Article 27, Section 32.9, Article 35 (except for purposes of determining the holdover rate payable by Sublandlord under the Master Lease), Article 38, Article 40, Article 43, Article 44 Article 49, Articles 51 through 53 and Exhibits B, E, F and G; (2) First Amendment: Sections 1 through 5, Sections 7 and 8, Section 9.a and Section 10; and (3) Second Amendment: Sections 1 through 5, Sections 7 through 9 and Exhibit A. In addition, references to “Landlord” in the following provisions of the shall mean only Master Landlord: (1) Original Lease: Section 2.1(a), Section 2.2(a), Sections 4.2 4.3 and 4.4, Section 5.1, Section 9.2(b)(2), the fourth and eighth sentences of Section 9.3, Section 13.2, Article 14, Article 21 except Section 21.5, Article 22 except for the fifth sentence of Section 22(a), Article 29, Article 31, Section 32.11, Article 33, Section 36.2, Section 39(1) and (4) and Article 42; (2) First Amendment: Section 9.c and Section 9.d; and (3) Second Amendment: Section 6. Furthermore, the following provisions of the Prime Sublease are expressly not incorporated herein by reference: Section 2 (except to the extent to identify the Prime Sublease Premises), Section 3, Sections 4.A, 4.C and 4.D, Section 5, Section 7.A, Section 13, Sections 14.C and 14.D, Section 15, last sentence of Section 16.A, Section 16.B, the portion of the 1st sentence of Section 18 that states “but only if removal of Sublessee's Alterations (including the Sublessee Improvements) is required as provided in Paragraph 14.C above”, Section 20, Section 21, Section 25.E, Section 26, Section 29, Section 30, Section 33, Section 41, Section 43 (and any reference to the “TI Allowance” throughout the Prime Sublease), Exhibits E-1, E-2, E-3 and E-4, Exhibit F, Exhibits G-1 and G-2, Exhibit H, Exhibit I. In addition, references to “Sublessor” in the following provisions of the shall mean only Prime Sublandlord: Section 4.B, Section 7.B and Sublessor’s Maintenance Obligations (and references to “Sublessor” in connection therewith) in Section 7.C; and references to “Premises” in Exhibit B-1 and Exhibit B-2 shall mean only the Prime Sublease Premises.

In the event of any conflict between this Sublease, on the one hand, and the Master Lease, Prime Sublease and/or the Consent, on the other hand, the terms of this Sublease shall control as between Sublandlord and Subtenant. Subtenant hereby acknowledges that it has read and is familiar with all the terms of the Master Lease and the Prime Sublease, and agrees that this Sublease is subordinate and subject to the Master Lease and the Prime Sublease.

B.Performance of Obligations: This Sublease is and all times shall be subject and subordinate to the Master Lease and the rights of Master Landlord thereunder, and the Prime Sublease and the rights of Prime Sublandlord thereunder. Subtenant hereby expressly agrees: (i)  to comply with all provisions of the Master Lease to the extent incorporated herein, (ii) to perform all the obligations on the part of the “Tenant” to be performed under the terms of the Master Lease commencing on the earlier of the Entry Date or Sublease Commencement Date and throughout the Term to the extent incorporated herein, (iii) to comply with all provisions of the Prime Sublease to the extent incorporated herein, (iv) to perform all the obligations on the part of the “Sublessee” to be performed under the terms of the Prime Sublease commencing on the earlier of the Entry Date or Sublease Commencement Date and throughout the Term to the extent incorporated herein, and (v) to hold Sublandlord free and harmless of and from all liability, judgments, costs, damages, claims, demands, and expenses (including reasonable attorneys' and experts' fees) arising out of Subtenant's failure to comply with or to perform Subtenant's obligations hereunder (including to the provisions of the Prime Sublease and Master Lease to the extent incorporated herein, or to act or omit to act in any manner which will constitute a breach of this Sublease, the Prime Sublease or Master Lease. The foregoing indemnification shall survive the expiration or earlier termination of this Sublease. Additionally, in the event of any casualty or condemnation affecting the Sublease Premises, Rent payable by Subtenant shall be proportionately abated, but only as to the portion of the Sublease Premises damaged or taken and only to the extent that Rent payable by Sublandlord is abated or reduced with respect to such portion of the Sublease Premises. Subtenant shall have no right to terminate this Sublease in connection with any casualty or condemnation except to the extent the Master Lease and Prime Sublease are also terminated as to any material portion of the Sublease Premises.

C.Performance by Sublandlord. Notwithstanding anything to the contrary, Sublandlord shall not be required to furnish, supply or install any utility or service required of Master Landlord under any Article or Section of the Master Lease or required of Prime Sublandlord under any Article or Section of the Prime Sublease. Also notwithstanding anything herein to the contrary, whenever Master Landlord fails to perform its obligations under the Master Lease (or Prime Sublandlord fails to perform its obligations under the Prime Sublease) for the benefit of Subtenant, Sublandlord agrees to use reasonable good faith efforts, at Subtenant’s sole cost and expense, to obtain such performance on behalf of Subtenant; provided, however, to the extent obtaining Master Landlord’s and/or Prime Sublandlord’s performance (as applicable) directly benefits Sublandlord, then the costs in obtaining such performance shall be allocated between the parties on an equitable basis as reasonably determined by Sublandlord. Provided Sublandlord has complied with the foregoing, Sublandlord shall have no liability or responsibility whatsoever for Master Landlord’s failure or refusal to perform under the Master Lease, or Prime Sublandlord’s failure or refusal to perform under the Prime Sublease. Sublandlord’s obligation to use its reasonable good faith efforts to cause Master Landlord to observe and perform its obligations under the Master Lease (or Prime Sublandlord to observe and perform its obligations under the Prime Sublease) shall not be a guarantee by Sublandlord of Master Landlord’s compliance with the provisions of the Master Lease or Prime Sublandlord’s compliance with the provisions of the Prime Sublease, and in no event shall Sublandlord be required to initiate any litigation proceeding or file suit against Master Landlord or Prime Sublandlord.

D.Limitations on Subtenant’s Obligations. Notwithstanding anything herein to the contrary, Subtenant shall have no obligation to cure any default by Sublandlord under the Prime Sublease that exists on the earlier of the Early Entry Date or the Sublease Commencement Date.

E.Sublandlord’s Representations. Notwithstanding anything to the contrary contained herein Sublandlord represents and covenants as follows:

(i)Sublandlord is the holder of the entire interest of the “Sublessee” under the Prime Sublease;

(ii)the copy of the Prime Sublease attached hereto as Exhibit A is true, accurate and complete, and has not been modified, amended or terminated and is in full force and effect;

(iii)To the best of Sublandlord’s actual knowledge, Sublandlord is not in default under the Prime Sublease, nor has Sublandlord done or failed to do anything which with notice, the passage of time or both could ripen into a default;

(iv)To the best of Sublandlord’s actual knowledge, Prime Sublandlord is not in default under the Prime Sublease, nor has Prime Sublandlord done or failed to do anything which with notice, the passage of time or both could ripen into a default under the Prime Sublease;

(v) Sublandlord will not enter into any amendment or modification of the Prime Sublease which adversely affects Subtenant’s rights under this Sublease or its use and occupancy of the Sublease Premises without the prior written consent of Subtenant, which Subtenant shall not unreasonably withhold, condition or delay, and Sublandlord shall deliver to Subtenant copies of all executed amendments to the Prime Sublease, which copies may be redacted so as to remove from view any confidential information; and

(vi)Sublandlord shall continue to observe and perform its obligations under the Prime Sublease to the extent not made the obligation of Subtenant hereunder (or any other subtenant or occupant of the Prime Sublease Premises);

(vii) Except with respect to a termination of the Prime Sublease resulting from the exercise of any of Sublandlord's rights to terminate the Prime Sublease as expressly provided for therein, Sublandlord shall not voluntarily terminate the Prime Sublease during the Term unless and until Prime

Sublandlord has agreed in writing to continue this Sublease in full force and effect as a direct sublease between Prime Sublandlord and Subtenant upon and subject to all of the terms, covenants and conditions of this Sublease for the balance of the Term hereof. If Prime Sublandlord so consents, Subtenant shall attorn to Prime Sublandlord in connection with any such voluntary termination and shall execute an attornment agreement in such form as may reasonably be requested by Prime Sublandlord; provided, however, that the attornment agreement does not materially adversely affect the use by Subtenant of the Sublease Premises in accordance with the terms of this Sublease, materially increase Subtenant's obligations under this Sublease or materially decrease Subtenant's rights under this Sublease. The foregoing will not be deemed to preclude Sublandlord from terminating the Prime Sublease in accordance with Sublandlord's rights following any casualty or condemnation nor from terminating the Prime Sublease as to any portion of the Prime Sublease Premises that does not include the Sublease Premises.

(viii) If this Sublease is terminated solely as a result of a default by Sublandlord under the Prime Sublease or this Sublease (which default, in either case, is not due to the act or omission of Subtenant, its agents, employees, contractors, or invitees), Sublandlord shall indemnify, protect, defend with counsel reasonably acceptable to Subtenant and hold Subtenant harmless from and against any and all actual damages, claims, liabilities, judgments, causes of action, costs and expenses (including reasonable attorneys' and experts' fees but excluding any indirect, consequential, special, exemplary, incidental or punitive damages incurred by Subtenant [including, without limitation, any injury to Subtenant's business or loss of income or profit therefrom]) caused by or arising in connection with Sublandlord’s default and resultant termination of this Sublease.

26.Consent Process. This Sublease and Sublandlord's and Subtenant's obligations hereunder are conditioned upon having obtained the written consent of the Master Landlord and Prime Sublandlord (collectively, the “Consent”). If Sublandlord has not obtained the Consent, on terms and conditions reasonably acceptable to Sublandlord and Subtenant, within forty five (45) days after the date of full execution of this Sublease, Sublandlord or Subtenant may terminate this Sublease by giving the other party ten (10) days’ prior written notice, in which case this Sublease shall terminate on the day following the last day of the ten (10)- day notice period (unless the Consent is obtained during such ten (10)- day period, in which case this Sublease shall remain in full force and effect), neither party shall have any further rights or obligations hereunder and Sublandlord shall return to Subtenant all sums paid by Subtenant to Sublandlord in connection with Subtenant’s execution hereof. The return of all sums paid by Subtenant to Sublandlord shall be Subtenant’s sole and exclusive remedy in the event of a termination pursuant to this Paragraph, including, without limitation, a termination resulting from Sublandlord’s reasonable determination that any term or condition proposed by Master Landlord or Prime Sublandlord in a consent is unacceptable. Any legal fees, fees or other consideration charged by Master Landlord for its review of, and consent to, this Sublease (including, without limitation, fees pursuant to Section 23.7 of the Original Lease) shall be borne solely by Sublandlord. Subtenant intends to request the Master Landlord’s and Prime Sublandlord’s agreement to, inter alia, include the following terms in the Consent, with which Sublandlord shall cooperate, using good faith commercially reasonable efforts; provided, however, in no event shall these be considered a condition precedent to the effectiveness and validity of this Sublease, nor does it give rise to any right of Subtenant to terminate this Sublease, and that Subtenant also agrees that the Sublease will remain in full force and effect whether or not the foregoing provisions are incorporated into the Consent: (i) the provisions of Section 17 ("Subrogation Right") of the Master Lease are extended to run in favor of Subtenant; (ii) the provisions of

Section 23.4 ("Permitted Transfers") of the Master Lease are extended to run in favor of Subtenant; and (iii) Section 23.8 of the Master Lease shall not apply to Subtenant, and Master Landlord and Prime Sublandlord shall not unreasonably withhold, condition or delay their consent to any proposed assignment of this Sublease or further subletting of all or part of the Sublease Premises, provided that the transfer is otherwise in accordance with the terms of Article 23 of the Original Lease, as modified by Section 9(t) of the First Amendment.

27.Miscellaneous: This Sublease contains all of the covenants, conditions and agreements between Sublandlord and Subtenant concerning the Sublease Premises, and shall supersede all prior correspondence, agreements and understandings concerning the Sublease Premises, both oral and written. This Sublease shall in all respects be governed by and construed in accordance with the laws of the state in which the Sublease Premises are located. If any term of this Sublease is held to be invalid or unenforceable by any court of competent jurisdiction, then the remainder of this Sublease shall remain in full force and effect to the fullest extent possible under the law, and shall not be affected or impaired. Time is of the essence with respect to the performance of every provision of this Sublease in which time of performance is a factor. Any executed copy of this Sublease shall be deemed an original for all purposes. This Sublease shall, subject to the provisions regarding assignment and subletting, apply to and bind the respective heirs, successors, executors, administrators and assigns of Sublandlord and Subtenant. The language in all parts of this Sublease shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Sublandlord or Subtenant. The captions used in this Sublease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof. When a party is required to do something by this Sublease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefor. Whenever one party's consent or approval is required to be given as a condition to the other party's right to take any action pursuant to this Sublease, unless another standard is expressly set forth, such consent or approval shall not be unreasonably withheld, conditioned, or delayed. If either Sublandlord or Subtenant shall bring any action or legal proceeding to enforce, protect or establish any term or covenant of this Sublease, the prevailing party shall be entitled to recover its reasonable attorneys' fees, court costs and experts' fees as may be fixed by the court. "Prevailing party" as used in this Sublease includes a party who dismisses an action for recovery hereunder in exchange for sums allegedly due, performance of covenants allegedly breached or consideration substantially equal to the relief sought in the action.

28.Holdover: If Subtenant holds over after the expiration of the Sublease Term or earlier termination of this Sublease, without the express written consent of Sublandlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Monthly Base Rent shall be payable by Subtenant in the amount required to be paid by Sublandlord as set forth in Section 28 of the Prime Sublease and Article 35 of the Master Lease with respect to the Sublease Premises only. If, however, Subtenant continues to hold over without the express consent of Sublandlord, and such holding over causes Sublandlord to hold over in the Prime Sublease Premises, Subtenant shall pay to Sublandlord Monthly Base Rent in the amount required to be paid by Sublandlord as set forth in Section 28 of the Prime Sublease with respect to the Prime Sublease Premises and Article 35 of the Original Lease with respect to the Master Premises. In either case, Subtenant shall continue to pay all Additional Rent due pursuant to this Sublease during the period of any such holding over. All use and occupancy charges payable during the period of Subtenant’s holding over shall be computed on a monthly basis for each month or partial month until Subtenant vacates the Sublease Premises in accordance with the requirements of this Sublease. The provisions of this Paragraph 28 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Sublandlord provided herein or at law or in equity. If Subtenant fails to surrender the Sublease Premises upon the termination or expiration of this Sublease, then in addition to any other liabilities to Sublandlord accruing therefrom, Subtenant shall protect, defend, indemnify and hold Sublandlord, Prime Sublandlord and Master Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding sub-sublessee, sublessee or tenant founded upon such failure to surrender and any lost profits or other consequential damages suffered by Sublandlord, Prime Sublandlord or Master Landlord resulting therefrom. The indemnification set forth in this Paragraph 28 shall survive the expiration or earlier termination of this Sublease.

29.Parking: During the Sublease Term, at no cost to Subtenant, Subtenant shall have the right, but not the obligation, to use Subtenant’s Proportionate Share of the non-exclusive and undesignated parking spaces serving the Building which Sublandlord is entitled to use pursuant to Section 29 of the Prime Sublease, subject to the provisions of Section 29 of the Prime Sublease and Article 50 of the Original Lease. Subtenant shall be required to comply with parking rules and regulations promulgated by Master Landlord and/or Prime Sublandlord, including the current parking rules and regulations attached hereto as Exhibit E.

30.Signage: Subject to the prior written approval of Master Landlord (to the extent required pursuant to the Master Lease) and Prime Sublandlord (to the extent required pursuant to the Prime Sublease), subject to the applicable requirements of the Master Lease and Prime Sublease, Subtenant at its sole cost and expense shall be permitted to have suite entry signage and its name included in in the Building directory signage. Subtenant, at Subtenant’s sole cost, shall remove all signage installed by or on behalf of Subtenant upon the expiration or earlier termination of this Sublease.

31.No Offer: Submission of this Sublease for examination or signature by Subtenant does not constitute a right to, reservation of, option for or option to sublease, and such submission is not effective as a sublease or otherwise until execution and delivery by both Sublandlord and Subtenant, subject, however, to the provisions of Paragraph 26 above.

32.Authority: If Sublandlord or Subtenant executes this Sublease as a corporation, limited partnership, limited liability company or any other type of entity, Sublandlord or Subtenant, as the case may be, represents and warrants that Sublandlord or Subtenant, as the case may be, is a duly organized and validly existing corporation, limited partnership, limited liability company or other type of entity, that Sublandlord or Subtenant, as the case may be, is qualified to do business in the State where the Building is located, that Sublandlord or Subtenant, as the case may be, has full right, power and authority to enter into this Sublease, and that each person signing on behalf of Sublandlord or Subtenant, as the case may be, is authorized to do so. Upon Sublandlord’s or Subtenant’s request, as the case may be, the requested party shall provide to the requesting party evidence reasonably satisfactory to the requesting party confirming the foregoing representations and warranties.

33.Hazardous Materials: In no event shall Subtenant be responsible for Hazardous Materials stored, used, released or disposed on, in or under the Sublease Premises or the Building by Sublandlord its agents, employees, or contractors.

34.Financial Information:Not more than once each calendar year during the Sublease Term, or if requested by Prime Sublandlord pursuant to the terms of the Prime Sublease or by Master Landlord pursuant to the terms of the Master Lease or if Subtenant is in default of any obligation hereunder beyond any applicable notice and cure periods, in which case Sublandlord shall have the right to request such information more than once during each calendar year during the Sublease Term, within twenty (20) days after Sublandlord’s request, Subtenant shall deliver to Sublandlord a copy of Subtenant’s audited financial statements (or if unaudited, unaudited financial statements for the then-current fiscal year), which financial statement or statements shall be prepared in accordance with general accepted accounting principles and shall be accompanied by a certificate of Subtenant’s Chief Financial Officer or other officer stating that, to the best of such officer’s actual knowledge, such statements fairly present the financial condition and results of operations of Subtenant at the date thereof and for the periods covered thereby. Notwithstanding anything herein to the contrary, Subtenant may condition the delivery of such statements on the receipt of a commercially reasonable confidentiality agreement from any recipients and in such form reasonably acceptable to Subtenant. Furthermore, subject to the terms of the Master Lease and the Prime Sublease, Subtenant shall have no such obligation to deliver financial statements in the event Subtenant is publicly traded, or its financial statements are consolidated with the financial statements of Subtenant’s publicly traded affiliate.

35.Counterparts; Electronic Signatures: This Sublease may be executed in counterparts, all of which taken together as a whole, shall constitute one original document. Facsimile signatures and PDF format signatures sent by electronic mail shall be treated and have the same effect as original signatures. The parties also consent and agree that this Sublease may be signed and/or transmitted using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature. The parties further consent and agree that (1) to the extent a party signs this Sublease using electronic signature technology, by clicking “SIGN”, such party is signing this Sublease electronically, and (2) the electronic signatures appearing on this Sublease shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures. For purposes hereof, “electronic signature” technology shall have the meaning set forth in the Uniform Electronic Transactions Act, as the same may be amended from time to time.

36.CASp: The Sublease Premises have not been issued a disability access inspection certificate or undergone inspection by a Certified Access Specialist (“CASp”). The following notice is given pursuant to California Civil Code Section 1938: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or Subtenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or Subtenant, if requested by the lessee or Subtenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” Sublandlord and Subtenant hereby agree that if Subtenant elects to perform a CASp inspection of the Sublease Premises, Subtenant will provide written notice to Sublandlord, and Sublandlord may elect, in Sublandlord’s sole discretion, to retain a CASp to perform the inspection. In either event, the payment of the fee for the CASp inspection shall be the sole responsibility of Subtenant and the cost of making any repairs necessary to correct violations of construction-related accessibility standards identified by such CASp inspection requested by Subtenant within the Sublease Premises and/or Building shall be the sole responsibility of Subtenant.

37.Force Majeure: For purposes of this Sublease, neither party shall be in default hereunder and such party shall be excused from performing any of its obligations hereunder if such party is prevented from performing any of its obligations due to acts of God, imminent occurrences of acts of God, epidemics, pandemics (including, without limitation, COVID-19), strikes, sabotage, accidents, acts of war or terror, fire and casualty, legal restrictions or requirements (to the extent they are not customary, such as shelter-in-place orders imposed as a result of any epidemic or pandemic, or require a longer than usual time period in which to comply), governmental controls or restrictions on construction (to the extent such restrictions or controls are not customary, such as shelter-in-place orders imposed as a result of any epidemic or pandemic, or require a longer than usual time period in which to comply), insurance reimbursement problems or delays, emergencies, shortages or inability to obtain labor, materials or equipment, energy shortage, the failure of applicable governmental authorities to timely issue building permits, to conduct inspections or to issue a certificate of occupancy, or any other causes beyond the control of such party (“Force Majeure Events”); provided, however, that none of the foregoing shall relieve either party of its obligation to pay any monetary sums due hereunder.

38.Generator: Subject to the terms of the Master Lease, the Prime Sublease and this Sublease, the areas located within the Sublease Premises that are connected to the existing back-up generator (the “Generator”), which Generator is operated and maintained by Master Landlord, shall continue to be connected to the Generator, and Subtenant shall have the right to use the power to the extent available from the Generator serving those areas of the Sublease Premises connected to the Generator. Except to the extent caused by the gross negligence or willful misconduct of Sublandlord, its agents, employees or contractors, in no event shall Sublandlord have any liability for any claims, liabilities, judgments, causes of action, damages, costs, and expenses (including reasonable attorneys' and experts' fees), caused by or arising in connection with Generator, including, without limitation, the maintenance and repair of the Generator or the failure of the Generator to operate. Subtenant shall be responsible for Subtenant’s Proportionate Share of all costs incurred with respect to the Generator that are passed through to Sublandlord as Expenses.

39.Access: Subject to the applicable terms of the Master Lease, the Prime Sublease and this Sublease, Subtenant shall have access to the Sublease Premises and the Building twenty-four (24) hours a day, seven (7) days a week.

40.Confidentiality: During the Sublease Term hereof, Sublandlord and Subtenant shall keep confidential the terms and conditions of this Sublease, provided that Sublandlord and Subtenant shall have the right to disclose such matters to their consultants, advisors, bankers, accountants, counsel and other such third parties as may be necessary in connection with this Sublease, and to prospective sub-sub-subtenants or assignees, and to make such disclosures as may be required by applicable Laws (including applicable securities laws) or court order, or to enforce the terms of the Sublease. For the first twelve (12) months of the Sublease Term, neither party shall report any terms and conditions of this Sublease in any press release or make any other media disclosure, or report the terms and conditions of this Sublease to any listing/reporting service or to any kind of publication (i.e., local newspaper, the Business Journal or any other business or trade journal).

41.Autoclave and Glasswasher: Sublandlord and Subtenant acknowledge that Subtenant shall have the right at all times, together with Sublandlord, and any other parties permitted by Sublandlord, to access and use the autoclave and glasswasher located in the area designated by Sublandlord on the second (2nd) floor of the Building. The use shall be on a first-come, first-serve basis, unless Sublandlord in its reasonable discretion, elects to put a reservation system in place that is equitable and non-discriminatory to Subtenant. Subtenant shall pay to Sublandlord for Subtenant’s Proportionate Share of the costs, as reasonably determined by Sublandlord, in connection with cleaning and maintaining the glass wash and autoclave (“Autoclave and Glasswash Costs”) within ten (10) business days of receiving an invoice.

42. 3rd Floor Break Room: Sublandlord and Subtenant acknowledge that Subtenant shall have the right, together with Sublandlord and any other tenants or subtenants which are permitted to access the 3rd Floor Break Room, to access and have non-exclusive use of the break room on the third (3rd) floor of the Building (“3rd Floor Break Room”), as more particularly depicted on Exhibit B. Subtenant shall comply with any reasonable rules and regulations established by Master Landlord, Prime Sublandlord and/or Sublandlord with respect to access to and use of the 3rd Floor Break Room. Subtenant shall pay to Sublandlord for Subtenant’s Proportionate Share of the costs as reasonably determined by Sublandlord, in connection with cleaning and maintaining the 3rd Floor Break Room (including janitorial costs thereof) within ten (10) business days of receiving an invoice.

43. Common Areas. Sublandlord and Subtenant acknowledge that, to the extent Sublandlord has the right to use the same under the Prime Sublease, Subtenant shall have the right, together with Sublandlord and Prime Sublandlord and any other tenants or subtenants occupying premises in the Building, to access the following certain common areas located on the first floor of Building: (i) the Building lobby; (ii) the warehouse; (iii) the storage area; and (iv) the common restrooms and showers (the "Common Areas"), all as more particularly described on Exhibit B-1. Sublessee shall comply with any reasonable rules and regulations established by Master Landlord and/or Prime Sublandlord with respect to access to and use of the Common Areas, including, without limitation, rules established by Master Landlord in order to address issues arising in connection with any epidemic or pandemic, including COVID-19. Subtenant acknowledges and agrees that the areas labeled “Shared Space” in Exhibit B-2 to the Prime Sublease are no longer shared spaces and are areas for the exclusive use of Prime Sublandlord.

[signatures appear on next page]

IN WITNESS WHEREOF, the parties have executed this Sublease as of the Reference Date first written above.

SUBLANDLORD:		SUBTENANT:

NewLimit, Inc.,		Corvus Pharmaceuticals, Inc.,
a Delaware corporation		a Delaware corporation

By:	/s/ Michael Polansky	By:	/s/ Leiv Lea
Michael Polansky, President
		Printed Name:	Leiv Lea

		Title:	Chief Financial Officer